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Exhibit 99.1

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

         The undersigned certify, pursuant to 18 U.S.C. Section 1350 as adopted by Section 906 of the Sarbanes-Oxley Act of 2002, that:

    (1.) the Quarterly Report on 10-QSB of Carolina Bank Holdings, Inc. (the
             "Company") for the quarterly period ended June 30, 2002 ("the Report") fully complies with the requirements of Section 13(a.) or 15(d) of the Securities Exchange Act of 1934; and

    (2.) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

                                                    Carolina Bank Holdings, Inc.

Date: August 5, 2002                  By:     /s/ Robert T.Braswell
                                           -------------------------------------
                                           Robert T. Braswell
                                           President and Chief Executive Officer

Date: August 5, 2002                  By:     /s/ T. Allen Liles
                                           -------------------------------------
                                           T. Allen Liles
                                           Executive Vice President and Chief
                                           Financial Officer